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                                                                    EXHIBIT 99.1


                                                   Contact:   David S. Hickman
                                                   Telephone: (517) 423-1700
                                                   Date:      September 22, 2005

                                                   FOR IMMEDIATE RELEASE


UNITED BANCORP, INC. INCREASES CASH DIVIDEND

         TECUMSEH - On September 14, 2005, the board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust - Washtenaw, declared a third quarter cash dividend of 37 cents per share, payable October 28, 2005, to shareholders of record October 11, 2005. This represents an increase of 5.7% from 35 cents per share, which has been in effect since the third quarter of 2004.

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